SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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AMDL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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ACQUISITION PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear Stockholders of AMDL, Inc.:
     Together with the other members of the AMDL Board of Directors, I cordially invite you to attend the Special Meeting in lieu of Annual Meeting of AMDL stockholders which will be held on September 8, 2006, at 10:00 a.m. local time at the Hyatt Regency Hotel located at 17900 Jamboree Road, Irvine, California 92614 (the “Special Meeting”). The AMDL Board of Directors has unanimously approved the acquisition by AMDL of all of the outstanding stock of Jade Pharmaceutical, Inc., a British Virgin Islands corporation (“JPI”).
     The AMDL Board of Directors carefully reviewed and considered the terms and conditions of the proposed stock purchase agreement and the related acquisition. Based on its review, the AMDL Board of Directors has determined that the stock purchase agreement is fair to and in the best interest of AMDL and its stockholders. The AMDL Board of Directors has unanimously approved and adopted the acquisition of JPI, the stock purchase and sale agreement and the transactions contemplated thereby and recommends that you vote “FOR” the approval and adoption of the acquisition, the stock purchase agreement and the transactions contemplated by the stock purchase agreement.
PLEASE READ CAREFULLY
     THE EFFECTIVENESS OF PROPOSAL 1 IS CONDITIONED ON STOCKHOLDER APPROVAL OF PROPOSALS 2, 3 AND 4. ACCORDINGLY, IN THE EVENT THAT ANY OF PROPOSALS 2, 3 OR 4 DO NOT RECEIVE THE REQUISITE STOCKHOLDER VOTE, PROPOSAL 1 WILL NOT BECOME EFFECTIVE AND THE ACQUISITION OF JPI WILL NOT BE CONSUMMATED. Your vote is important. Please note that a non-vote is a NO vote. Please note that even if you have voted, you can change your vote as directed on Page 3 of the Proxy Statement. The transaction cannot be completed unless the AMDL stockholders approve and adopt the stock purchase agreement, approve amendments to the AMDL certificate of incorporation and approve the acquisition. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you fail to submit a signed proxy or vote in person at the Special Meeting or you do not instruct your broker, bank or nominee how to vote, your shares will not be voted and it will have the same effect as a vote against approval and adoption of the acquisition, the stock purchase agreement and the transactions contemplated by the stock purchase agreement. Please review these proposals:
     (1) To consider and vote upon a proposal to approve and adopt the Stock Purchase and Sale Agreement, dated as of May 12, 2006, by and among AMDL, Jade Capital Group Limited, a British Virgin Islands corporation (“Jade”), and the shareholders of Jade to approve the acquisition of 100% of the outstanding capital stock of Jade Pharmaceutical Inc. (“JPI”), a wholly-owned subsidiary of Jade, by AMDL.
     (2) To consider, vote upon and approve an amendment to AMDL’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.
     (3) To consider, vote upon, and approve an amendment to AMDL’s Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 25,000,000.
     (4) To consider, vote upon, and approve an amendment to AMDL’s Certificate of Incorporation to reverse split the outstanding shares of common stock on a not less than one-for-three or more than a one-for-ten basis (collectively, items 2, 3, and 4 are referred to in this document as the “charter amendments”).
     (5) To consider, vote upon and approve AMDL’s 2006 Equity Incentive Plan.
     (6) The approval of a proposal to authorize and approve the issuance by AMDL of up to 5,000,000 pre-reverse split shares of our common stock, which amount is approximately 14.8% of our existing issued and outstanding shares (10.5% of the shares outstanding after the issuance to Jade), at a price per share less than the market price as of the date of issuance;
     (7) The election of five directors (including the Jade nominee) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;
     (8) AMDL may also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
     Only AMDL stockholders of record at the close of business on July 10, 2006, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof.
          We have previously sent to you a proxy statement dated July 14, 2006 that provides you with detailed information about the acquisition and related proposals. We encourage you to read the proxy statement carefully in its entirety, including all of its annexes, before voting. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS RELATED TO AMDL” BEGINNING ON PAGE 127 OF THE PROXY STATEMENT.

Sincerely,
August 11, 2006
Gary L. Dreher
President and Chief Executive Officer